THERMACELL TECHNOLOGIES, INC. AND SUBSIDIARIES

                    Computation of Earnings Per Common Share
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

                                                           For the Three Months Ended                For the Six Months Ended
                                                                    March 31,                               March 31,
                                                        ----------------------------------      -----------------------------------
                                                             1999               1998                 1999               1998
                                                        ---------------    ---------------      ----------------   ----------------

Shares  outstanding:                                         7,294,325          3,375,578             7,294,325          3,375,578
Weighted average shares outstanding w/o options              7,294,325          3,153,568             6,557,214          3,145,415
Incremental shares attributed to outstanding options         2,113,333            700,000             1,991,667            350,000
Weighted average number of shares repurchased                 (955,238)          (233,333)             (955,238)          (116,667)
                                                        ---------------    ---------------      ----------------   ----------------
Weighted average shares outstanding                          8,452,420          3,620,235             7,593,643          3,378,748
Net loss                                                $     (259,396)    $     (108,103)      $      (481,474)   $      (160,157)

Net loss per share                                      $        (0.03)    $        (0.03)      $         (0.06)   $         (0.05)


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